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EXHIBIT 10.47

LETTER AGREEMENT

March 28, 2003

Special Devices, Incorporated
14370 White Sage Road
Moorpark, CA 93021

Ladies and Gentlemen:

        This letter agreement is entered into by and between Special Devices, Incorporated, a Delaware corporation (the "Company"), and Foothill Capital Corporation (the "Lender") (this "Letter Agreement"). Reference is made to that certain Loan and Security Agreement dated as of June 27, 2001, between the Company and Lender, as amended by that certain letter agreement dated as of July 17, 2002, and that certain letter agreement dated as of October 23, 2002 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed to them in the Loan Agreement. The term "Loan Documents" as defined in the Loan Agreement is hereby amended and supplemented to include this Letter Agreement.

        The Company and Lender desire to amend the Loan Agreement to permit Interest Periods of four (4) months for LIBOR Rate Loans (in addition to permitting 1, 2, 3 and 6 month Interest Periods).

        Therefore, the Loan Agreement is hereby amended as follows:

        1.    Section 1.1 of the Loan Agreement.    The definition of "Interest Period" appearing in Section 1.1 of the Loan Agreement is hereby amended by replacing the clause "1, 2, 3, or 6 months" where it appears in both places of such definition with the clause "1, 2, 3, 4 or 6 months."

        2.    Section 2.13(a) of the Loan Agreement.    Section 2.13(a) of the Loan Agreement is hereby amended by replacing the clause "1, 2 or 3 months" with the clause "1, 2, 3 or 4 months."

        Except as specifically set forth above and as set forth in other amendments and agreements in writing between the parties in accordance with Section 15.1 of the Loan Agreement, the respective rights and obligations of the parties under the Loan Agreement shall remain unchanged.

        This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. The terms and conditions of the Loan Agreement are hereby incorporated by reference into this Letter Agreement.

        This Letter Agreement shall become effective upon the Company returning a executed copy of this Letter Agreement to Lender.

        Please indicate your agreement by signing as indicated below.

Very truly yours,

FOOTHILL CAPITAL CORPORATION
/s/ JOHN NOCITA
Agreed and Acknowledged:
SPECIAL DEVICES, INCORPORATED
By:	/s/ JAMES E. REEDER
Name:	JAMES E. REEDER
Title:	VICE PRESIDENT FINANCE
Date:	MARCH 28, 2003

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  EXHIBIT 10.47